Exhibit 99.3

ONDAS HOLDINGS INC. AND SUBSIDIARY AND

ONDAS NETWORKS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2018

	Historical		Adjustments
	Ondas	Ondas				Total
	Holdings Inc.	Networks Inc.	(A)	(B)	(C)	Adjustments	Combined

ASSETS

Current Assets
Cash	$2,460	$2,917,286	$(3,260)	$—	$—	$(3,260)	$2,916,486
Accounts receivable	—	10,180	—	—	—	—	10,180
Inventory	739	293,652	—	—	—	—	294,391
Other current assets	—	143,442	—	—	—	—	143,442
Total current assets	3,199	3,364,560	(3,260)	—	—	(3,260)	3,364,499

Property and Equipment, net	—	20,017	—	—	—	—	20,017
Patent costs	—	20,812	—	—	—	—	20,812
TOTAL ASSETS	$3,199	$3,405,389	$(3,260)	$—	$—	$(3,260)	$3,405,328

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$20,355	$752,893	$—	$—	$—	$—	$773,248
Notes payable	—	3,882,868	—	—	—	—	3,882,868
Derivative Liability	—	1,141,995	—	(1,141,995)	—	(1,141,995)	—
Other current liabilities	680	1,041,657	—	(80,071)	—	(80,071)	962,266
Total current liabilities	21,035	6,819,413	—	(1,222,066)	—	(1,222,066)	5,618,382

Long-Term Liabilities
Secured promissory note, net of debt discount and accreted costs	—	4,991,894	—	—	—	—	4,991,894
Notes payable, net	—	2,885,897	—	(2,585,897)	—	(2,585,897)	300,000
Total long-term liabilities	—	7,877,791	—	(2,585,897)	—	(2,585,897)	5,291,894
TOTAL LIABILITIES	21,035	14,697,204	—	(3,807,963)	—	(3,807,963)	10,910,276

Common stock	5,760	61	(3,260)	5	2,480	(775)	5,046
Additional paid-in capital	106,173	12,367,521	—	3,881,990	(2,480)	3,879,510	16,353,204
Subscription receivables	—	(3,326)	—	—	—	—	(3,326)
Accumulated deficit	(129,769)	(23,656,071)	—	(74,032)	—	(74,032)	(23,859,872)
Total Stockholders' Deficit	(17,836)	(11,291,815)	(3,260)	3,807,963	—	3,804,703	(7,504,948)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$3,199	$3,405,389	$(3,260)	$—	$—	$(3,260)	$3,405,328

ONDAS HOLDINGS INC. AND SUBSIDIARY AND

ONDAS NETWORKS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2018

	Historical		Adjustments
	Ondas	Ondas			Total
	Holdings Inc.	Networks Inc.	(a)	(b)	Adjustments
						Combined

Revenue	$1,656	$45,826	$—	$—	$—	$47,482
Cost of sales	4,490	4,839	—	—	—	9,329

Gross profit (loss)	(2,834)	40,987	—	—	—	38,153

Operating expenses
General and administration	9,408	519,232	—	—	—	528,640
Research and development	—	831,830	—	—	—	831,830
Sales and marketing	—	541,160	—	—	—	541,160
Total Operating Expense	9,408	1,892,222	—	—	—	1,901,630

Operating loss	(12,242)	(1,851,235)	—	—	—	(1,863,477)

Other income (expense):
Interest expense	—	(551,072)	77,056	—	77,056	(474,016)
Change if fair value of derivative liability	—	(975,902)	—	975,902	975,902	—
Other income	—	6,810	—	—	—	6,810
Total other income and expense	—	(1,520,164)	77,056	975,902	1,052,958	(467,206)

Loss from operations before taxes	(12,242)	(3,371,399)	77,056	975,902	1,052,958	(2,330,683)

Provision for income taxes	—	—	—	—	—	—

Net loss	$(12,242)	$(3,371,399)	$77,056	$975,902	1,052,958	$(2,330,683)

Basic and diluted loss per common share						50,463,732

Weighted average common shares outstanding, basic and diluted						$(0.05)

ONDAS HOLDINGS INC. AND SUBSIDIARY AND

ONDAS NETWORKS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

	Historical		Adjustments
	Ondas	Ondas			Total
	Holding Inc.	Networks Inc.	(a)	(b)	Adjustments
						Combined

Revenue	$2,846	$274,403	$—	$—	$—	$277,249
Cost of sales	9,073	79,768	—	—	—	88,841

Gross profit (loss)	(6,227)	194,635	—	—	—	188,408

Operating expenses
General and administration	38,439	1,083,558	—	—	—	1,121,997
Research and development	—	502,790	—	—	—	502,790
Sales and marketing	—	1,002,624	—	—	—	1,002,624
Total Operating Expense	38,439	2,588,972	—	—	—	2,627,411

Operating loss	(44,666)	(2,394,337)	—	—	—	(2,439,003)

Other income (expense):
Interest expense	—	(642,718)	25,891	—	25,891	(616,827)
Change of fair value of derivative liability	—	5,025	—	(5,025)	(5,025)	—
Other income	—	9,823	—	—	—	9,823
Total other income and expense	—	(627,870)	25,891	(5,025)	20,866	(607,004)

Loss from operations before taxes	(44,666)	(3,022,207)	25,891	(5,025)	20,866	(3,046,007)

Provision for income taxes	—	—	—	—	—	—

Net loss	$(44,666)	$(3,022,207)	$25,891	$(5,025)	20,866	$(3,046,007)

Basic and diluted loss per common share						50,463,732

Weighted average common shares outstanding, basic and diluted						$(0.06)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTION AND BASIS OF PRO FORMA INFORMATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of Securities Exchange Commission Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Ondas Holdings Inc. (f/k/a Zev Ventures Incorporated) and its wholly owned subsidiary, Zev Merger Sub, Inc., both Nevada corporations (collectively, the “Company”) and Ondas Networks Inc., a Delaware corporation (“Ondas Networks”), after giving effect to the acquisition and related transactions described as follows.

●	On September 28, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger and Reorganization Agreement") with Ondas Networks, to acquire Ondas Networks (the “Closing”). Pursuant to the terms thereof, at Closing (as defined in the Merger and Reorganization Agreement) all outstanding shares of common stock of Ondas Networks, $0.00001 par value per share (the "Ondas Network Common Stock"), will be exchanged for shares of the Company's Common Stock, $0.0001 par value per share (the "Company Common Stock"). The ratio for exchanging Ondas Common Stock into Company Common Stock will be 3.823 shares of Company Common Stock for each share of Ondas Networks Common Stock (the "Exchange Ratio"). Accordingly, the Company will issue 25,463,732 shares of Company Common Stock in exchange for 100% of the outstanding Ondas Networks Shares.

●	Immediately after Closing, the majority stockholder of the Company will sell an aggregate of 32,600,000 shares of Company Common Stock (the "Repurchase Shares") to the Company at par value (or an aggregate of $3,260) pursuant to a written agreement between the majority stockholder and the Company, which Repurchase Shares will be immediately canceled and returned to the authorized but unissued shares of the Company.

NOTE 2 – ACCOUNTING FOR THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION TRANSACTION

Pursuant to the terms of the Merger and Reorganization Agreement, the accounting acquirer is Ondas Networks, the surviving operating company. Though the accounting for this transaction is preliminary and subject to change, these pro forma financial statements reflect the application of purchase accounting, assuming Ondas Networks is the acquirer and the Company is the acquiree. This accounting did not give rise to any significant goodwill as the assets, liabilities and operations of the Company acquired by Ondas Networks were nominal and will not contribute any future cash flows to the combined company.

NOTE 3 – ACCOUNTING POLICIES

Based on Ondas Networks’ review of the Company’s summary of significant accounting policies disclosed in the Company’s financial statements, the nature and amount of any adjustments to the historical financial statements of the Company to conform their accounting policies to those of Ondas are not expected to be significant. Upon consummation of the transaction, further review of the Company’s accounting policies and financial statements may result in required revisions to the Company’s policies and classifications to conform to Ondas Networks’ accounting policies.

NOTE 4 – PRO FORMA ADJUSTMENTS FOR JUNE 30, 2018 BALANCE SHEET

The following are the pro forma adjustments to the balance sheet at June 30, 2018 and are based on preliminary estimates, which may change significantly as additional information is obtained.

Note: On August 13, 2018, the Company executed a 1 for 10 forward split of its outstanding shares of common stock, which resulted in the majority stockholder selling 32,600,000 shares of Company Common Stock to the Company for an aggregate of $3,260.

(A)	Represents the majority stockholder of the Company selling 32,600,000 shares of Company Common Stock to the Company at par value, for an aggregate of $3,260.
(B)	Represents the conversion of certain convertible promissory notes of Ondas Networks (the ”Loans”) totaling $2,740,000 into 527,705 shares of Ondas Networks Common Stock immediately prior to the Closing, and the elimination of debt discount, accrued interest and derivative liability associated with the Loans.
(C)	Represents the issuance of 25,463,732 shares of Company Common Stock to all stockholders of the Ondas Networks in exchange for 6,660,678 shares of Ondas Networks Common Stock held by the stockholders.

NOTE 5 – PRO FORMA ADJUSTMENTS FOR SIX MONTHS ENDED JUNE 30, 2018 AND YEAR ENDED DECEMBER 31, 2017

Note: The pro forma statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 include only those pro forma adjustments that are factual and supportable.

Ondas Networks and the Company have not included any pro forma adjustments for the incremental costs of operating Ondas Networks as a public registrant. While we have not included those costs as a pro forma adjustment, we believe the incremental cost will be approximately $1 million on an annual basis.

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma combined net loss for the six months ended June 30, 2018 and the year ended December 31, 2017. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing of the transaction.

Adjustments for the Six Month ended June 30, 2018

(a)	Represents the elimination of interest expense of certain convertible notes since the notes would have no longer been outstanding at January 1, 2018.
(b)	Represents the elimination of change in fair value of derivative liability associated with the conversion feature of the convertible notes since the notes would have no longer been outstanding at January 1, 2018.

Adjustments for the year ended December 31, 2017

(a)	Represents the elimination of interest expense of certain convertible notes since the notes would have no longer been outstanding at January 1, 2017.
(b)	Represents the elimination of change in fair value of derivative liability associated with the conversion feature of the convertible notes since the notes would have no longer been outstanding at January 1, 2017.